UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Finisar Corporation

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1389 Moffett Park Drive
Sunnyvale, California 94089

July 30, 2015

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of Finisar Corporation on Tuesday, September 8, 2015, at 9:00 a.m. local time. The meeting will be held at the offices of O’Melveny & Myers LLP, located at 2765 Sand Hill Road, Menlo Park, CA 94025.

We are pleased to again take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. We have used this delivery process the last several years and found that it expedited stockholders’ receipt of proxy materials and lowered the costs and reduced the environmental impact of distributing proxy materials for our annual meeting. On July 30, 2015, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended May 3, 2015, over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. If you receive your annual meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report on Form 10-K and proxy card will be enclosed.

The matters to be acted upon are described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, we will report on our company’s operations and respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Very truly yours

JERRY S. RAWLS
Chairman of the Board

EITAN GERTEL
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, SEPTEMBER 8, 2015

The Annual Meeting of Stockholders of Finisar Corporation, a Delaware corporation, will be held on Tuesday, September 8, 2015, at 9:00 a.m. local time, at the offices O’Melveny & Myers LLP, located at 2765 Sand Hill Road, Menlo Park, CA 94025, for the following purposes:

1.	To elect two Class I directors to hold office for a three-year term and until their respective successors are elected and qualified.
2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending May 1, 2016.
3.	To vote on a non-binding advisory resolution to approve the compensation of our named executive officers (as defined in the proxy statement).
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Stockholders of record at the close of business on July 17, 2015 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1389 Moffett Park Drive, Sunnyvale, California 94089. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended May 3, 2015, are available at http://investor.finisar.com/annual-proxy.cfm.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy as promptly as possible in order to assure the presence of a quorum. You may vote by telephone, Internet or mail. If you vote by telephone or Internet, you do not have to mail in your proxy card. Voting in advance will not prevent you from voting in person at the meeting.

CHRISTOPHER E. BROWN
Secretary

Sunnyvale, California
July 30, 2015

1389 Moffett Park Drive
Sunnyvale, California 94089

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The board of directors of Finisar Corporation is soliciting your proxy for the 2015 Annual Meeting of Stockholders to be held on Tuesday, September 8, 2015, at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and related materials are first being made available to stockholders of the Company on or about July 30, 2015. References in this proxy statement to the “Company,” “we,” “our,” “us” and “Finisar” are to Finisar Corporation, and references to the “annual meeting” are to the 2015 Annual Meeting of Stockholders. When we refer to the Company’s fiscal year, we mean the annual period ending on the Sunday closest to the last day of April in each year. This proxy statement covers our 2015 fiscal year, which was from April 28, 2014 through May 3, 2015 (“fiscal 2015”).

SOLICITATION AND VOTING

Record Date. Our board of directors has fixed the close of business on July 17, 2015 as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of the record date, 106,541,339 shares of common stock were outstanding and entitled to vote.

Internet Availability of Annual Meeting Materials. We are pleased to again take advantage of the rules adopted by the U.S. Securities and Exchange Commission (“SEC”) allowing companies to furnish proxy materials over the Internet to their stockholders rather than mailing paper copies of those materials to each stockholder. On July 30, 2015, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials directing stockholders to a website where they can access our proxy statement for the annual meeting and our Annual Report for the fiscal year ended May 3, 2015 and view instructions on how to vote via the Internet or by phone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Quorum. A majority of the shares of common stock issued and outstanding as of the record date must be represented at the meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the annual meeting. Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required to Adopt Proposals. Each share of our common stock outstanding on the record date is entitled to one vote on each of the two director nominees and one vote on each other matter. For the election of directors, the two director nominees receiving the highest number of “FOR” votes will be elected as Class I directors. With respect to each of the other proposals, approval of the proposal requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the annual meeting.

Effect of Abstentions and Broker Non-Votes. Abstentions and broker non-votes have no effect on the determination of whether a nominee or any of the proposals has received the vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting. If you are a beneficial owner and hold your shares in “street name,” it is critical that you cast your vote if you want it to count in the election of directors and the executive compensation advisory proposal. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in street name, such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include the election of directors and the executive compensation advisory proposal. Banks and brokers may not vote on these proposals if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting. Proxies and ballots will be received and tabulated by the inspector of election for the annual meeting.

Voting Instructions. If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote “FOR” the election of management’s nominees for director, “FOR” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending May 1, 2016, and “FOR” the non-binding resolution to approve the compensation of our named executive officers.

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Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record: You may vote by proxy or over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you requested printed copies of the proxy materials, on the proxy card you received, then sign and return it in the prepaid envelope. You may also vote in person at the annual meeting.

Beneficial Stockholders: Your bank, broker or other holder of record will provide you with a voting instruction card for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which options are available to you. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your bank, broker or other agent.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on September 7, 2015. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your Notice or proxy card, or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held by a bank, broker or other agent, you may change your vote by submitting new voting instructions to your bank, broker or other agent, or, if you have obtained a legal proxy from your bank, broker or other agent giving you the right to vote your shares, by attending the annual meeting and voting in person.

Solicitation of Proxies. We will bear the entire cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to solicit proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our directors, officers and other employees to solicit proxies, personally or by telephone, without additional compensation.

Voting Results. We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the SEC.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that the authorized number of members of the board of directors shall be fixed from time to time by the board of directors and that the terms of office of the members of the board of directors will be divided into three classes. At each annual meeting of stockholders, directors from one of the three classes are elected for a term of three years to succeed those directors whose terms expire at the annual meeting. The authorized number of directors is currently set at six, consisting of three classes of two members each.

The term of the Class I directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class I directors at the meeting. Management’s nominees for election by the stockholders to those two positions are Michael C. Child and Roger C. Ferguson, each of whom currently serves as a Class I member of the board. If elected, each nominee will serve as a director until our annual meeting of stockholders in 2018 and until their respective successors are elected and qualified. If either of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees, if any, as we may designate. The proxies cannot vote for more than two persons. If a quorum is present and voting, the two nominees for Class I director receiving the highest number of votes will be elected as Class I directors.

The board of directors recommends a vote “FOR” the nominees named above.

The following table sets forth information regarding our current directors, including the nominees for Class I directors to be elected at the annual meeting, as of July 1, 2015.

Name	Position with Finisar	Age	Director Since
Michael C. Child	Director	60	2010
Roger C. Ferguson	Director	72	1999
Eitan Gertel	Chief Executive Officer and Director	53	2008
Thomas E. Pardun	Director	71	2009
Jerry S. Rawls	Chairman of the Board	70	1989
Robert N. Stephens	Director	69	2005

Nominees for Election for a Three Year Term Expiring at the 2018 Annual Meeting of Stockholders

Michael C. Child has served as a member of our board of directors since June 2010 and previously served on our board from November 1998 until October 2005. Mr. Child has been employed by TA Associates, Inc., a private equity firm, since 1982 where he currently serves as a Senior Advisor. Mr. Child served as a Managing Director of TA Associates from 1987 through 2010. Mr. Child also currently serves on the board of directors of IPG Photonics, which designs and manufactures high performance fiber lasers and amplifiers, and Ultratech, Inc., which designs and manufactures photolithography and thermal processing equipment. Mr. Child holds a B.S. in Electrical Engineering from the University of California at Davis and an M.B.A. from the Stanford Graduate School of Business. Mr. Child has more than 30 years’ experience investing in and acquiring technology and technology-related companies and has served on the boards of directors of numerous public and private companies, including companies in the fiber optics and semiconductor industries. This broad financial and industry experience enables Mr. Child to make a valuable contribution to the board. He also brings significant knowledge regarding the Company and its operations from his previous years of service on our board.

Roger C. Ferguson has served as a member of our board of directors since August 1999. From June 1999 to December 2001, Mr. Ferguson served as Chief Executive Officer of Semio Corp., an early stage software company. Mr. Ferguson served as a principal in VenCraft, LLC, a venture capital partnership, from July 1997 to August 2002. From August 1993 to July 1997, Mr. Ferguson was Chief Executive Officer of DataTools, Inc., a database software company. From 1987 to 1993, Mr. Ferguson served as Chief Operating Officer of Network General Inc., a network analysis company. Mr. Ferguson holds a B.A. in Psychology from Dartmouth College and an M.B.A. from the Amos Tuck School at Dartmouth. Mr. Ferguson brings senior leadership experience and strategic and financial expertise to the board from his prior work as a senior executive of a public company and several private companies and as chief financial officer of a public company. Mr. Ferguson has extensive experience in both the hardware and software segments of the computer and telecommunications industries.

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Directors Continuing in Office until the 2017 Annual Meeting of Stockholders

Eitan Gertel has served as our Chief Executive Officer and as a director since the completion of the Optium merger in August 2008. Mr. Gertel served as Optium’s President and as a director from March 2001 and as Chief Executive Officer and Chairman of the Board of Optium from February 2004 through the completion of the merger. Mr. Gertel served as President and General Manager of the former transmission systems division of JDS Uniphase Corporation from 1995 to 2001. JDSU is a provider of broadband test and management solutions and optical products. Mr. Gertel holds a B.S.E.E. from Drexel University. As our Chief Executive Officer, Mr. Gertel brings to the board significant senior leadership, industry and technical experience. As Chief Executive Officer, Mr. Gertel is in a position to provide the board with insight and information related to the Company’s business and operations and to participate in the ongoing review of strategic issues.

Thomas E. Pardun has served as a member of our board of directors since December 2009. Mr. Pardun is currently the Chairman of the Board of Directors of Western Digital Corporation, a manufacturer of hard-disk drives for the personal computer and home entertainment markets. Mr. Pardun has served in this capacity from January 2000 until November 2001 and again since April 2007. Mr. Pardun was President of MediaOne International, Asia-Pacific (previously U.S. West International, Asia-Pacific, a subsidiary of U.S. West, Inc.), an owner/operator of international properties in cable television, telephone services and wireless communications companies, from May 1996 until his retirement in July 2000. Prior to 1996, Mr. Pardun served as President and CEO of U.S. West Multimedia Communications, a communications company. Before joining U.S. West, Mr. Pardun was President of the Central Group for Sprint, as well as President of Sprint’s West Division, and Senior Vice President of Business Development for United Telecom, a predecessor company to Sprint. Mr. Pardun also held a variety of management positions during a 19-year tenure with IBM, concluding as Director of product-line evaluation. He is also a director of Calix, Inc. and MaxLinear, Inc., and served as a director of Occam Networks, Inc. from September 2004 until February 2011 when it was acquired by Calix, Inc. and as a director of CalAmp Corporation until his resignation from its board in July 2015. Mr. Pardun holds a B.B.A. in Business Administration from the University of Iowa. Mr. Pardun brings to the board extensive management and operations experience in the computer and telecommunications industries, including marketing and product development expertise, as well as his service in senior management positions.

Directors Continuing in Office until the 2016 Annual Meeting of Stockholders

Jerry S. Rawls has served as a member of our board of directors since March 1989 and as our Chairman of the Board since January 2006. Mr. Rawls served as our Chief Executive Officer from August 1999 until the completion of the Optium Corporation merger in August 2008. Mr. Rawls also served as our President from April 2003 until the completion of the Optium merger and previously held that title from April 1989 to September 2002. From September 1968 to February 1989, Mr. Rawls was employed by Raychem Corporation, a materials science and engineering company, where he held various management positions including Division General Manager of the Aerospace Products Division and Interconnection Systems Division. Mr. Rawls holds a B.S. in Mechanical Engineering from Texas Tech University and an M.S. in Industrial Administration from Purdue University. Mr. Rawls’ tenure with Finisar since 1989, including 20 years as President and/or Chief Executive Officer, provides him personal knowledge of the Company’s history since shortly after its founding. This experience, together with his management and industry experience, enables him to provide the board with a unique perspective on the Company’s business and operations and strategic issues.

Robert N. Stephens has served as a member of our board of directors since August 2005 and as our Lead Director since March 2010. Mr. Stephens served as the Chief Executive Officer from April 1999 and President from October 1998 of Adaptec, Inc., a storage solutions provider, until his retirement in May 2005. Mr. Stephens joined Adaptec in November 1995 as Chief Operating Officer. Before joining Adaptec, Mr. Stephens was the founder and chief executive officer of Power I/O, a company that developed serial interface solutions and silicon expertise for high-speed data networking, that was acquired by Adaptec in 1995. Prior to founding Power I/O, Mr. Stephens was President and CEO of Emulex Corporation, a designer, developer and supplier of Fibre Channel host bus adapters. Before joining Emulex, Mr. Stephens was Senior Vice President, General Manager, and founder of the Microcomputer Products Group at Western Digital Corporation. He began his career at IBM, where he served over 15 years in a variety of human resource management positions. Mr. Stephens holds a B.A. in Philosophy and Psychology and an M.S. in Industrial Psychology from San Jose State University. Mr. Stephens brings to the board executive and industry experience in a number of strategic and operational areas through his service as Chief Executive Officer of Adaptec, Power I/O and Emulex and in executive roles at Western Digital.

There are no family relationships between any of our directors or executive officers.

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CORPORATE GOVERNANCE

Independence of Directors

The board of directors has determined that, other than Jerry S. Rawls, our Chairman of the Board, and Eitan Gertel, our Chief Executive Officer, each of the current members of the board is an “independent director” for purposes of the NASDAQ Listing Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as the term applies to membership on the board of directors and the various committees of the board of directors.

Board of Directors Leadership Structure

Jerry S. Rawls serves as Chairman of our board of directors, Eitan Gertel serves as our Chief Executive Officer, and Messrs. Rawls and Gertel constitute our co-principal executive officers. The board believes that it is appropriate for Mr. Rawls to serve as Chairman given his long tenure with the Company and familiarity with our business strategy and our industry. The board also believes that having an executive officer serve as Chairman facilitates the flow of information between the board and management, thereby improving the board’s ability to focus on key policy and operational issues and the long-term interests of our stockholders. In August 2008, on the recommendation of the Nominating and Governance Committee, the board established the position of Lead Director. Robert N. Stephens currently serves in that position. The Lead Director serves as the principal liaison between the independent directors and the Chairman. In that capacity, the Lead Director presides over executive sessions of the independent directors, chairs board meetings in the Chairman’s absence, and collaborates with the Chairman on agendas, schedules and materials for board meetings. The board believes that this leadership structure provides the appropriate balance of management and non-management oversight.

Board of Directors’ Role in Risk Oversight

We face a number of risks, including general economic risks, operational risks, financial risks, competitive risks and reputational risks. Management is responsible for the day-to-day management of the risks that we face, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management.

While the full board of directors is charged with ultimate oversight responsibility for risk management, committees of the board also have responsibilities with respect to various aspects of risk management oversight. In particular, the Audit Committee plays a significant role in monitoring and assessing our financial and operational risks. The Audit Committee reviews and discusses with management areas of financial risk exposure and steps management has taken to monitor and control such exposure. The Audit Committee also is responsible for establishing and administering our code of ethics and reviewing and approving transactions between Finisar and any related parties. The Compensation Committee monitors and assesses risks associated with our compensation policies, and consults with management and the board, as well as the Compensation Committee’s independent compensation consultant, regarding the development of incentives that encourage a level of risk-taking consistent with our overall strategy. The Nominating and Governance Committee has oversight responsibility for corporate governance risks, including risks associated with director independence.

Our executive management meets regularly to discuss our strategy and the risks that we face. Senior officers attend board meetings where they are available to address questions or concerns raised by the board on risk management-related matters. In 2010, we instituted a comprehensive enterprise risk management (“ERM”) program to assist management in identifying, assessing, monitoring and managing a broad range of risks. The ERM process is overseen by our Chief Financial Officer who periodically reports to the board on risk assessment and management’s plans to manage or mitigate key risks. Our Internal Audit Department also plays an important role in risk management. Our Vice President of Internal Audit reports directly to the Audit Committee, has direct and unrestricted access to the Audit Committee and regularly meets with the Audit Committee in executive session.

Executive Sessions

Non-management directors generally meet in executive session without management present at each regularly scheduled meeting of the board. Mr. Stephens, in his capacity as Lead Director, presides at these executive sessions.

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Meetings of the Board of Directors and Committees

The board of directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The board of directors held four meetings during the fiscal year ended May 3, 2015. During the last fiscal year, no director attended fewer than 75% of the total number of meetings of the board and all of the committees of the board on which such director served during that period. The following table sets forth the standing committees of the board and the members of each committee as of the date this proxy statement was first made available to our stockholders.

Committee Composition	Audit	Compensation	Nominating and Governance
Michael C. Child	X	Chair
Roger C. Ferguson	Chair		X
Thomas E. Pardun	X	X	X
Robert N. Stephens		X	Chair
Number of meetings during fiscal 2015	4	5	4

Audit Committee

The members of the Audit Committee during fiscal 2015 were Messrs. Child, Ferguson and Pardun. Messrs. Ferguson and Pardun have been designated as audit committee financial experts, as defined in applicable SEC rules. The functions of the Audit Committee include oversight, review and evaluation of our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, and establishing and observing complaint procedures regarding accounting, internal auditing controls and auditing matters. Additional information concerning the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Compensation Committee

The members of the Compensation Committee during fiscal 2015 were Messrs. Child, Pardun and Stephens. The Compensation Committee approves the compensation and benefits of our executive officers, reviews and approves equity awards to our employees and consults with management and the board regarding compensation programs for our executive officers. Additional information regarding the Compensation Committee is set forth in “Executive Compensation and Related Matters—Compensation Discussion and Analysis” below.

Nominating and Governance Committee

The members of the Nominating and Governance Committee during fiscal 2015 were Messrs. Ferguson, Pardun and Stephens. The Nominating and Governance Committee identifies prospective candidates for appointment and nomination for election to the board of directors and makes recommendations to the board concerning such candidates, develops corporate governance principles for recommendation to the board of directors, makes recommendations to the board of directors regarding board and committee compensation and oversees the evaluation of our directors.

Director Nominations

The Nominating and Governance Committee is responsible for, among other things, the selection and recommendation to the board of directors of nominees for election as directors. When considering the nomination of directors for election at an annual meeting, the Nominating and Governance Committee reviews the needs of the board of directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the Nominating and Governance Committee. When reviewing potential nominees, including incumbents, the Nominating and Governance Committee considers the perceived needs of the board of directors, the candidate’s relevant background, experience and skills and expected contributions to the board of directors. The Nominating and Governance Committee also seeks appropriate input from the Chairman of the Board, the Chief Executive Officer and other executive officers in assessing the needs of the board of directors for relevant background, experience and skills of its members.

The Nominating and Governance Committee’s goal is to assemble a board of directors that brings to Finisar a diversity of experience at policy-making levels in business and technology, and in areas that are relevant to Finisar’s global activities. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective outlook and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are or have been affiliated. Director candidates must have sufficient time available, in the judgment of the Nominating and Governance Committee,

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to perform all board and committee responsibilities that will be expected of them. Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board of directors and applicable committees. While we do not have a specific policy regarding diversity, when considering the nomination of directors, the Nominating and Governance Committee does consider the diversity of its directors and nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors. Other than the foregoing, there are no specific minimum criteria for director nominees, although the Nominating and Governance Committee believes that it is preferable that a majority of the board of directors meet the definition of “independent director” set forth in NASDAQ and SEC rules. The Nominating and Governance Committee also believes it appropriate for one or more key members of the Company’s management, including the Chief Executive Officer, to serve on the board of directors.

The Nominating and Governance Committee will consider candidates for directors proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating and Governance Committee believes that the board of directors requires additional candidates for nomination, the Nominating and Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. All incumbent directors and nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

The Nominating and Governance Committee will also consider candidates for directors recommended by a stockholder, provided that any such recommendation is sent in writing to the board of directors, c/o Corporate Secretary, 1389 Moffett Park Drive, Sunnyvale, California 94089-1113; Fax: (408) 745-6097, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and contains the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and
•	a description of the candidate’s qualifications, skills, background and business experience during at least the last five years, including his or her principal occupation and employment and the name and principal business of any company or other organization where the candidate has been employed or has served as a director.

The Nominating and Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

In addition, stockholders may make direct nominations of directors for election at an annual meeting, provided the advance notice requirements set forth in our bylaws have been met. Under our bylaws, written notice of such nomination, including certain information and representations specified in the bylaws, must be received at our principal executive offices not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; except that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Finisar.

Communications by Stockholders with Directors

Stockholders may communicate with the board of directors, or any individual director, by transmitting correspondence by mail, facsimile or email, addressed as follows: Board of Directors (or individual director), c/o Corporate Secretary, 1389 Moffett Park Drive, Sunnyvale, California 94089-1113; Fax: (408) 745-6097. The Corporate Secretary will forward such communications to the board of directors or to the identified director(s), although spam, junk mail, mass mailings, solicitations, advertisements and communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors, taking into account the directors’ schedules. Directors are encouraged to attend our annual meeting of stockholders, but the board has not adopted a formal policy with respect to such attendance. All of our directors attended our last annual meeting of stockholders.

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Committee Charters and Other Corporate Governance Materials

We have a Code of Ethics, or the Code, and Corporate Governance Guidelines that apply to all of our employees, officers and directors. The Code and Corporate Governance Guidelines are available at http://investor.finisar.com/governance.cfm. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

Our board of directors has adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Each charter is available on our website at http://investor.finisar.com/documents.cfm.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of Finisar. During fiscal 2015, no member of the Compensation Committee had any relationship with Finisar requiring disclosure under Item 404 of Regulation S-K. During fiscal 2015, none of Finisar’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on Finisar’s Compensation Committee or board of directors.

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DIRECTOR COMPENSATION

Under our policy for the compensation of non-employee directors, in effect during fiscal 2015, non-employee directors were entitled to receive an annual retainer of $50,000. The Lead Director was entitled to receive an additional retainer of $20,000 per year for serving in that capacity. In addition, members of the standing committees of the board were entitled to receive additional annual retainers in the following amounts:

Committee	Chair	Other Members
Audit	$28,000	$12,500
Compensation	16,000	7,500
Nominating and Governance	11,000	5,000

All retainer fees are paid on a quarterly basis. We also reimburse directors for their reasonable expenses incurred in attending meetings of the board and its committees.

In addition, new non-employee directors were entitled to receive a restricted stock unit (“RSU”) award with a value of $275,000 upon their initial election to the board and an additional RSU award with a value of $150,000 on an annual basis. Grants of annual RSU awards to directors are made at the time of the annual meeting of stockholders. The initial RSU awards vest over a period of three years from the date of grant, and the annual RSU awards vest on the first anniversary of the date of grant. The number of shares subject to each RSU award is determined based on the per-share value of our common stock on the date of grant.

The following table presents the compensation paid to our non-employee directors during or for the fiscal year ended May 3, 2015. Messrs. Rawls and Gertel, who are also employed by us, do not receive any additional compensation for their service on the board.

Director Compensation Table - Fiscal 2015

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards	All Other Compensation	Total Compensation
Michael C. Child	$78,500	$165,270	—	—	$228,500
Roger C. Ferguson	83,000	165,270	—	—	233,000
Thomas E. Pardun	75,000	165,270	—	—	225,000
Robert N. Stephens	88,500	165,270	—	—	238,500

___________

(1)	Valuation based on the grant date fair value of the equity awards computed in accordance with FASB ASC Topic 718.
(2)	On September 2, 2014, each of our non-employee directors received an annual grant, as described above, of 8,726 restricted stock units with a grant date fair value of $165,270.

Our non-employee directors held the following stock options and unvested RSUs as of May 3, 2015.

Name	Number of Shares Underlying Stock Options Outstanding	Unvested Restricted Stock Units Outstanding
Michael C. Child	—	8,726
Roger C. Ferguson	17,709	8,726
Thomas E. Pardun	8,750	8,726
Robert N. Stephens	7,469	8,726

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our executive officers

Information concerning our current executive officers as of July 1, 2015 is as follows:

Name	Position(s)	Age
Jerry S. Rawls	Chairman of the Board	70
Eitan Gertel	Chief Executive Officer	53
Kurt Adzema	Executive Vice President, Finance and Chief Financial Officer	46
Christopher E. Brown	Executive Vice President, Chief Counsel and Secretary	47
John H. Clark	Executive Vice President, Technology and Global Research and Development	65
Todd Swanson	Executive Vice President, Sales and Marketing	43
Joseph A. Young	Executive Vice President, Global Operations	58
Mark Colyar	Senior Vice President, Operations and Engineering and General Manager	51

For information on the business background of Messrs. Rawls and Gertel please see “Proposal No.1 - Election of Directors” above.

Kurt Adzema has served as the Company’s Executive Vice President, Finance and Chief Financial Officer since January 2011. Mr. Adzema joined the Company in January 2005 and served as the Company’s Vice President of Strategy and Corporate Development until March 2010, when he was appointed Senior Vice President, Finance and Chief Financial Officer. Prior to joining the Company, he held various positions at SVB Alliant, a subsidiary of Silicon Valley Bank which advised technology companies on merger and acquisition transactions, at Montgomery Securities/Banc of America Securities, an investment banking firm, and in the financial restructuring group of Smith Barney. Mr. Adzema holds a B.A. in Mathematics from the University of Michigan and an M.B.A. from the Wharton School at the University of Pennsylvania.

Christopher E. Brown has served as our Executive Vice President and Chief Counsel since January 2011 and previously served as our Vice President, General Counsel and Secretary following the completion of the Optium merger in August 2008. Mr. Brown served as Optium’s General Counsel and Vice President of Corporate Development from August 2006 through the completion of the merger. Prior to that, Mr. Brown was a partner at the law firms of Goodwin Procter LLP and McDermott, Will & Emery. Mr. Brown holds a B.A. in Economics and a B.A. in Political Science from the University of Massachusetts at Amherst and a J.D. from Boston College Law School.

John H. Clark joined Finisar as our Executive Vice President, Technology and Global Research and Development in January 2011. Prior to joining Finisar, Dr. Clark served at COGO Optronics, Inc., a manufacturer of optical components, as a Director from March 2008 to January 2011, as Chief Strategy Officer from May 2009 to October 2009, and as Executive Chairman from October 2009 to January 2011; at Seagate Corporation, a manufacturer of magnetic and solid state disk drives, as Executive Consultant from March 2006 to March 2008 and as Vice President of SSD Development from March 2008 to May 2009; and at Iolon, Inc., a manufacturer of tunable lasers, as President, Chief Executive Officer, and Chairman from November 2000 to March 2006. Dr. Clark served at Scientific-Atlanta, Inc., a manufacturer of CATV network equipment, as Chief Operating Officer of its wholly-owned subsidiary ATx Telecom Systems, Inc. from 1996 to 1998 and as Vice President and General Manager of the Optoelectronics Business Unit from 1998 to 2000. Dr. Clark co-founded Amoco Laser Company in 1986 and rose through a series of technical and general management positions to Chief Operating Officer at the time of its sale by Amoco Corporation to Scientific-Atlanta in 1996. Dr. Clark started his career with a joint appointment as Senior Staff Scientist at the Lawrence Berkeley National Laboratory and Assistant Professor of Chemistry at the University of California (UC) Berkeley. Dr. Clark holds a B.A. in Physics and a B.A. in Chemistry from UC Santa Barbara and a Ph.D. in Physical Chemistry from UC Berkeley, and carried out his postdoctoral studies as the Oppenheimer Research Fellow at the Los Alamos National Laboratory.

Todd Swanson has served as our Executive Vice President, Sales and Marketing since January 2011. Mr. Swanson joined us in 2002 and served as Product Line Manager, Director of Marketing and Vice President, Sales and Marketing for our Optics Division prior to his appointment as Senior Vice President, Sales and Marketing in August 2008. Mr. Swanson served as Product Line Manager for Princeton Lightwave, a laser company, from June 2001 until he joined Finisar. Mr. Swanson served as Director of Marketing (on a part-time basis while he was studying for his M.B.A.) for Aegis Semiconductor, a manufacturer of optical semiconductor devices, from December 2000 through June 2001. From July 1995 to August 1999, Mr. Swanson was employed by Hewlett-Packard Company as project leader and project manager in the Automotive Lighting Group of the Optoelectronics Division. Mr. Swanson holds a B.S. in Mechanical Engineering from the University of Wisconsin and an M.B.A. from the Massachusetts Institute of Technology.

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Joseph A. Young has served as our Executive Vice President, Global Operations since January 2011. Mr. Young served as our Senior Vice President and General Manager, Optics Division from June 2005 to August 2008 when he was appointed Senior Vice President, Operations and Engineering. Mr. Young joined us in October 2004 as our Senior Vice President, Operations. Prior to joining the Company, Mr. Young served as Director of Enterprise Products, Optical Platform Division of Intel Corporation from May 2001 to October 2004. Mr. Young served as Vice President of Operations of LightLogic, Inc. from September 2000 to May 2001, when it was acquired by Intel, and as Vice President of Operations of Lexar Media, Inc. from December 1999 to September 2000. Mr. Young was employed from March 1983 to December 1999 by Tyco/ Raychem, where he served in various positions, including his last position as Director of Worldwide Operations for the OEM Electronics Division of Raychem Corporation. Mr. Young holds a B.S. in Industrial Engineering from Rensselaer Polytechnic Institute, an M.S. in Operations Research from the University of New Haven and an M.B.A. from the Wharton School at the University of Pennsylvania.

Mark Colyar has served as our Senior Vice President, Operations and Engineering and General Manager since the completion of the Optium merger in August 2008. Mr. Colyar served as Optium’s Senior Vice President of Engineering from April 2001 through the completion of the Optium merger and also served as General Manager of Optium’s U.S. operations from February 2004 through the completion of the Optium merger. Mr. Colyar served in various positions at JDS Uniphase’s former TSD division from November 1995 to April 2001, including Director of Sales and Marketing, Vice President of Engineering and Vice President of Operations. Mr. Colyar holds a B.S.E.E. from Drexel University.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

On June 29, 2015, the Audit Committee of our board of directors dismissed Ernst & Young LLP, an independent registered public accounting firm, as our principal accountant. The Audit Committee has selected BDO USA, LLP to serve as the independent registered public accounting firm to audit the consolidated financial statements of Finisar for the fiscal year ending May 1, 2016. A representative of BDO USA, LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions. A representative of Ernst & Young LLP is not expected to be present at the annual meeting.

Ernst & Young LLP’s audit reports on Finisar’s consolidated financial statements as of and for the fiscal years ended May 3, 2015 and April 27, 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended May 3, 2015 and April 27, 2014, and the subsequent interim period from May 4, 2015, through and including June 29, 2015, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the matter in its report. There were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended May 3, 2015 and April 27, 2014, and the subsequent interim period from May 4, 2015, through and including June 29, 2015, neither Finisar nor anyone acting on its behalf has consulted with BDO USA, LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to Finisar’s financial statements, and neither a written report or oral advice was provided to Finisar that BDO USA, LLP concluded was an important factor considered by Finisar in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We provided Ernst & Young LLP and BDO USA, LLP with a copy of our disclosures required by Item 304(a) of Regulation S-K prior to the time this proxy statement was filed.

The following table sets forth the aggregate fees billed to Finisar for the fiscal years ended May 3, 2015 and April 27, 2014 by Ernst & Young LLP:

	Year Ended May 3, 2015	Year Ended April 27, 2014
Audit fees(1)	$2,518,869	$2,250,029
Audit-related fees(2)	5,790	5,790
Tax fees(3)	451,594	87,100
Total Fees	$2,976,253	$2,342,919

___________

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and the effectiveness of our internal control over financial reporting, the review of our interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, consultations in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered and non-registered securities offerings.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” This category includes fees related to financial due diligence and agreed-upon-procedures engagements.
(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

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The Audit Committee has determined that all services performed by Ernst & Young LLP and to be performed by BDO USA, LLP are compatible with maintaining the independence of Ernst & Young LLP and BDO USA, LLP, as applicable. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services provided by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services, provided that the chair reports any decisions to the Audit Committee at its next scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the annual meeting is required for approval of this proposal.

The board of directors unanimously recommends that you vote “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending May 1, 2016.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three directors, each of whom, in the judgment of the board of directors, is an “independent director” as defined in the NASDAQ Listing Rules. The Audit Committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on Finisar’s website at http://investor.finisar.com/documents.cfm.

The Audit Committee oversees Finisar’s financial reporting process on behalf of the board of directors. The Audit Committee is responsible for retaining Finisar’s independent registered public accounting firm, evaluating its independence, qualifications and performance and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Finisar’s independent registered public accounting firm for fiscal 2015, Ernst & Young LLP, was responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management Finisar’s audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of Finisar’s internal controls and the overall quality of Finisar’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to Finisar’s board of directors that Finisar’s audited financial statements be included in Finisar’s Annual Report on Form 10-K for the fiscal year ended May 3, 2015.

AUDIT COMMITTEE

Roger C. Ferguson (Chair)
Michael C. Child
Thomas E. Pardun

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing of Finisar under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Finisar specifically incorporates such information by reference.

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PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast a non-binding advisory vote on executive compensation, commonly referred to as a “Say-on-Pay” vote. Our current policy is that such advisory votes shall be held annually at the annual meeting of stockholders, and accordingly, we will also have a vote in connection with our 2016 annual meeting. Because the vote is advisory, it is not binding on the Company, our board of directors or our Compensation Committee in any way. However, our board of directors and our Compensation Committee value the opinions of our stockholders and take into account the outcome of the vote when considering future executive compensation policies and decisions.

As described in our Compensation Discussion and Analysis included elsewhere in this proxy statement, we seek to closely align the interests of our executive officers with the interests of our stockholders and to offer compensation that will enable us to attract and retain superior executive talent. Our compensation programs are designed to reward our executive officers for the achievement of our short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while avoiding the encouragement of unnecessary or excessive risk-taking. Please read the Compensation Discussion and Analysis section of this proxy statement for a more detailed discussion of our compensation philosophy and our executive compensation programs.

The advisory vote on executive compensation solicited by this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our “named executive officers,” who are identified in the Summary Compensation Table that appears on page 24 of this proxy statement, as such compensation is discussed in the Compensation Discussion and Analysis and the tables and accompanying narratives that follow that discussion.

Stockholders will be asked at the annual meeting to approve the following resolution pursuant to this Proposal No. 3:

“RESOLVED, that the stockholders of Finisar Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended May 3, 2015, as disclosed in the Company’s definitive proxy statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required for approval of this resolution.

The board of directors unanimously recommends that you vote “FOR” approval of the foregoing resolution.

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EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Overview

The following discussion explains our philosophy and objectives and our compensation-setting process with respect to our executive officers and provides information regarding the compensation awarded to our Chairman of the Board (the “Chairman”), our Chief Executive Officer, our Chief Financial Officer, and certain of our other executive officers identified in the Summary Compensation Table that follows this Compensation Discussion and Analysis. We refer to these individuals as our “named executive officers.”

Executive Summary

We believe that the compensation of our executive officers should provide meaningful incentives to create value for our stockholders and achieve strategic corporate objectives. Accordingly, a substantial portion of each named executive officer’s compensation opportunity is “at-risk,” meaning that it is performance-based and/or linked to the value of the Company’s stock price. Specifically, as shown below, approximately 85% of the combined target total direct compensation for our Chairman and our Chief Executive Officer for fiscal 2015, and approximately 78% of the combined target total direct compensation for each of the other named executive officers, was at-risk.

As used in this discussion, “target total direct compensation” means the aggregate amount of the executive’s base salary, target annual incentive bonus, and long-term equity incentive awards based on the grant-date fair value of such awards as determined under the accounting principles used in the Company’s financial reporting.

In addition, as outlined below, our executive compensation program includes a number of features that we believe help to align our executives’ interests with those of our stockholders, and does not include features that we believe do not represent best practices in executive compensation:

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What We Do:	What We Don’t Do:

•        Use Multiple Performance Metrics: Executives’ bonuses are determined each year by the Compensation Committee based on two components under our annual incentive plan--a “financial performance” component where the executive’s bonus is determined based on our performance against a pre-established financial goal, and a “management by objectives” component where the executive’s bonus is determined primarily based on the Compensation Committee assessment of the executive’s individual performance during the fiscal year.

•        Cap Annual Bonuses: The annual bonus for each executive is capped at 200% of the executive’s target bonus.

•

Pay for Performance: For fiscal 2015, the Compensation Committee determined that the Company did not achieve the threshold performance level established for the financial performance component of the bonus plan. In addition, the Compensation Committee evaluated the Company’s overall financial performance, as well as the performance of the Company’s stock price during the fiscal year, and determined that no bonuses would be paid under the management by objectives component. Accordingly, consistent with our pay for performance philosophy, no bonuses were paid to any of the named executive officers for fiscal 2015.

•        Use Equity Awards to Link Interests of Executives and Stockholders: As shown above, equity awards constitute a substantial portion of each executive’s compensation opportunity. Executives were granted equity awards early in fiscal 2015 in the form of restricted stock units. These awards provide a retention incentive as they vest over a multi-year period and, as the ultimate value of the award depends on our stock price, further link the interests of our executives with those of our stockholders.

•        Determine Grant Levels Based on Performance: In determining the grant levels for these equity awards, the Compensation Committee determined to further link our executives’ compensation with performance and took into account the individual contributions of each executive during fiscal 2014. Based on its assessment of their contributions and consistent with our pay-for-performance philosophy, the Compensation Committee awarded significantly higher grant levels to certain executives as described below.

•

Retain Independent Compensation Consultant: The Compensation Committee retains an independent compensation consultant to provide independent advice and market data.

•

Maintain Stock Ownership Guidelines: We have adopted stock ownership guidelines that apply to all members of our board (including our Chairman and our Chief Executive Officer).

•        No Material Perquisites: We do not provide any material perquisites to any of our named executive officers.

•        No Recent Tax Gross-ups: We do not provide tax gross-up payments to our named executive officers (except that our Chief Executive Officer has certain legacy tax gross-up rights under an employment agreement originally entered into by him in 2006 and assumed by the Company in acquiring another entity in 2008).

•        No Hedging/Pledging: We have adopted anti-hedging and anti-pledging policies that apply to all of our employees and directors.

•        No Repricing of Stock Options or Stock Appreciation Rights: Our stock incentive plan prohibits the repricing of stock options or stock appreciation rights without the approval of the Company’s stockholders.

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Compensation Philosophy and Objectives

Our fundamental compensation philosophy is to align the compensation of our senior management with our annual and long-term business objectives, performance against those objectives and creation of stockholder value, as well as to offer compensation that will enable us to attract, retain and appropriately reward executive officers whose contributions are necessary for our long-term success. We seek to reward our executive officers’ contributions to achieving internal financial operating goals, revenue growth, operating income growth, cost control and stock price appreciation. We operate in a very competitive environment for executive talent, and we believe that our compensation packages must be competitive when compared to our peers.

The Compensation Committee of our board of directors oversees the design and administration of our executive compensation program. The principal elements of the program are base salary, annual cash bonuses and equity-based incentives which, over the last several years, have been in the form of restricted stock units, or RSUs. In general, the Compensation Committee’s policy is that the total compensation paid to our executive officers should be fair and competitive, taking into account, among other factors, compensation paid by peer companies to officers with comparable responsibilities and our success in achieving our financial and operational goals. However, it is not the Compensation Committee’s policy to adhere to a rigid formula or benchmark executive compensation at specified levels relative to peer companies.

Compensation-Setting Process

Generally, the Compensation Committee reviews the compensation of our executive officers in the early part of each fiscal year and takes action at that time to award cash bonuses for the preceding fiscal year, to set base salaries and target bonuses for the current fiscal year and to grant long-term incentives in the form of equity-based awards. In determining the compensation opportunities for each executive officer, the Compensation Committee takes into account the following:

•	the recommendations of our Chairman of the Board and our Chief Executive Officer (with respect to executives other than themselves),
•	the Compensation Committee’s assessment of the individual performance of the executive officer during the previous fiscal year, the executive’s experience and responsibilities, and the executive’s expected future contributions to Finisar,
•	Finisar’s financial results for the previous fiscal year and the then-current outlook for the current fiscal year, and
•	changes in competitive pay levels, based on compensation surveys and other market information regarding compensation paid by comparable companies, including our industry peers, and, in years when a compensation consultant is engaged to assist the Compensation Committee, reports by such consultant.

Specific factors considered by the Compensation Committee with respect to its fiscal 2015 compensation decisions are also noted below.

In reviewing the performance of our Chairman and our Chief Executive Officer, the Compensation Committee solicits input from the other non-employee members of the board of directors and reviews assessments prepared by such officers that address various performance criteria specified by the Committee. For the other executive officers, the Chairman and the Chief Executive Officer provide the Compensation Committee with a review of each individual’s performance and contributions over the past year and make recommendations regarding their compensation that the Compensation Committee considers. The Compensation Committee makes the final determination as to the compensation provided to our executive officers.

The Compensation Committee has the authority to engage its own consultants and advisors to assist it in carrying out its responsibilities. The Compensation Committee engaged Compensia, Inc. as its independent consulting firm in connection with its annual reviews of executive compensation for fiscal 2015. Other than its services in advising the Compensation Committee and certain advice provided to the Nomination & Governance Committee with respect to director compensation, Compensia does not provide any services to Finisar or any of its subsidiaries. In accordance with SEC rules, the Compensation Committee assessed the independence of Compensia during fiscal 2015 and concluded that no conflicts of interest exist that would affect Compensia’s independence in providing services and advice to the Compensation Committee. During fiscal 2015, representatives of Compensia attended meetings of the Compensation Committee, met and communicated with members of the Compensation Committee outside of its formal meetings and also met with members of the Company’s management to gain management’s perspective on executive compensation issues.

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At the beginning of fiscal 2015, the Compensation Committee conducted its annual review of our executive compensation program. With the assistance of Compensia, the Compensation Committee selected a peer group of companies in our industry to help the Compensation Committee assess our executive compensation program for fiscal 2015. As a result of this process, the Compensation Committee identified the following group of peer companies, including our industry peers and similarly-sized companies in our broader industry group (the “fiscal 2015 Peer Companies”). The fiscal 2015 Peer Companies were the same as the peer companies used to assess our executive compensation program for fiscal 2014 and, based on publicly available data at the time the group was selected, were generally similar in size to Finisar, with Finisar ranking at about the 50th percentile of the peer group in terms of revenue and at about the 50th percentile in terms of market capitalization. The fiscal 2015 Peer Companies were as follows:

Adtran	Intersil	PMC Sierra
Brocade Communications	IPG Photonics	Polycom
Cadence Design Systems	JDS Uniphase	QLogic
Coherent	Netgear	Triquint Semiconductor (1)
Cypress Semiconductor	Omnivision Technologies	Via Sat
Fairchild Semiconductor	Plantronics

___________

(1)	Triquint Semiconductor was acquired by RF Micro Devices, Inc. in a merger of equals in January 2015.

Compensia prepared a report, including analyses of our executive compensation program, based principally on information drawn from the practices of the Fiscal 2015 Peer Companies and from the Radford Global Technology Survey. In considering the Radford survey data, the Compensation Committee did not focus on any particular companies in the survey (other than the fiscal 2015 Peer Companies identified above). The Compensation Committee used the data provided in the Compensia report as a reference point in making its executive compensation decisions, but as noted above, the Compensation Committee does not specifically “benchmark” compensation at any particular level vis-à-vis the market data and retains discretion to set compensation at higher or lower levels as it deems appropriate in the circumstances. Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Compensation Committee are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as analysis and input from, and comparable peer data provided by, the Compensation Committee’s independent compensation consultant.

Stockholder Say-on-Pay Votes

At our annual meetings of stockholders, we provide our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers for the previous fiscal year, as disclosed in the proxy statement for the meeting (commonly referred to as a “Say-on-Pay” vote). At our 2014 meeting approximately 74% of the votes cast were voted in favor of the Company’s executive compensation program. Although the Compensation Committee believes this result affirms stockholders’ support of the Company’s approach to executive compensation, the Compensation Committee would like to see a greater level of support for the say-on-pay proposal and has reached out to a major institutional stockholder to get their views on the Company’s executive compensation program. In general, the Compensation Committee believes that stockholders would like to see stronger links between executive compensation and the Company’s overall performance. With that in mind, the Compensation Committee adopted the approach described below under “Fiscal 2015 Executive Compensation--Equity-based Incentives” of focusing on the performance of the Company and each executive’s individual contributions during the prior fiscal year in determining the size of the executives’ equity awards granted at the beginning of each fiscal year. As noted above, the Compensation Committee also determined that, in light of the Company’s overall performance during fiscal 2015, no bonuses would be paid under the executive annual bonus plan, including the portion of the plan that relates to individual performance and is not necessarily tied to the performance of the Company as a whole. For fiscal 2016, the Compensation Committee is in the process of establishing formal performance criteria for purposes of the management by objectives component of the bonus program as described under “Subsequent Compensation Actions” below.

The Company also received feedback that at least some stockholders had concerns about the levels of the Company’s equity awards and their potentially dilutive effect on stockholders. Bearing in mind these concerns, the Compensation Committee evaluates the Company’s equity grant levels on an ongoing basis relative to the market data identified above and believes that the Company’s grants are at levels that are appropriate and consistent with market practices. In addition, the Compensation Committee believes that these equity grants are essential to our ability to attract and retain highly qualified and experienced personnel in a competitive market, which is critical to our long-term growth and success.

The Compensation Committee values the opinions of our stockholders and will continue to take into account the outcome of the vote when considering future executive compensation policies and decisions.

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Components of Compensation

In order to align executive compensation with our compensation philosophy, our executive officer compensation package contains three primary elements: base salary, annual cash bonuses and long-term equity incentives. In addition, we provide to our executive officers a variety of benefits that are available generally to other salaried employees. The basic elements of our executive compensation package are generally the same among all of our named executive officers.

Fiscal 2015 Executive Compensation

Base Salaries

Base salaries for our executive officers are initially set based on negotiation with the individual executive officer at the time of his or her recruitment or promotion and with reference to salaries for comparable positions in the fiber optics industry for individuals of similar education and background to those of the executive officer being recruited or promoted. We also give consideration to the factors noted above under “Compensation-Setting Process.” Salaries are reviewed annually by the Compensation Committee, typically at the beginning of the fiscal year, and adjustments are made in the Compensation Committee’s judgment based the factors noted above.

On the basis of its review for fiscal 2015, the Compensation Committee set new base salaries for our executive officers, which became effective in August 2014, with increases of between approximately 3% and 10% over the levels that had been in effect at the end of fiscal 2014. The fiscal 2015 base salaries for the named executive officers were as follows:

Name	Fiscal 2014 Base Salary	Fiscal 2015 Base Salary
Jerry S. Rawls	$545,000	$600,000
Eitan Gertel	$545,000	$600,000
Joseph A. Young	$403,500	$415,600
John Clark	$377,000	$388,300
Todd Swanson	$365,000	$400,000
Kurt Adzema	$353,000	$388,700

Cash Bonuses

Under our compensation policy, a substantial component of each executive officer’s potential annual compensation takes the form of a performance-based cash bonus. The amounts of cash bonuses paid to our executive officers, other than the Chairman and the Chief Executive Officer, are determined by the Compensation Committee, in consultation with the Chairman and Chief Executive Officer, based on Finisar’s financial performance and the specific contributions of the individual officers. The amount of cash bonuses paid to the Chairman and the Chief Executive Officer are determined by the Compensation Committee, without participation by the Chairman or the Chief Executive Officer, based on the same factors.

In June 2014, the Compensation Committee adopted an executive bonus plan for fiscal 2015, which was similar in structure to our executive bonus plans in effect for prior fiscal years. Under the fiscal 2015 plan, the target bonus for Messrs. Rawls and Gertel was 110% of the executive’s annual base salary. and the target bonus for each of the other named executive officers was 70% of the executive’s annual base salary. In each case, the executives’ target bonuses were increased by 10% over the level under the fiscal 2014 bonus plan and determined by the Compensation Committee in its judgment based on its assessment of each executive’s performance during fiscal 2014, as described in more detail below under “Equity-based Incentives.”

The bonus for each executive officer for fiscal 2015 was based in part on Finisar’s achievement of pre-bonus non-GAAP operating income targets (the “financial performance component”) and in part on the Compensation Committee’s assessment of the executive’s performance during the fiscal year (the “management by objectives component”). The Compensation Committee’s determination for the management by objectives component is a subjective assessment, and there are no specific performance goals or weightings established for purposes of this component of the bonus program. The Compensation Committee considers recommendations made by the Chairman and the Chief Executive Officer with respect to the other named executive officers. In evaluating the performance of the Chairman and the Chief Executive Officer, the Compensation Committee considers a written assessment prepared by them that addresses the Company’s performance during the year, including its operational and strategic accomplishments as well as its overall financial performance, as well as input from the other non-employee directors. The Compensation Committee also retains discretion to determine awards under the management by objectives component based on the Company’s overall performance, the performance of specific business divisions or units relevant to a particular executive, and such other factors as it may consider appropriate. The Compensation Committee believes that it is important to maintain a discretionary component in the Company’s executive bonus plans due to the volatile nature of the Company’s business and the likelihood that, in some years, a purely formula-driven plan would not adequately address executive performance. The maximum total bonus payable to each officer under the bonus plan is two times the officer’s target bonus.

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Finisar was required to achieve a threshold target of $151.2 million for pre-bonus non-GAAP operating income for fiscal 2015 before any bonus would be paid under the financial performance component. One percent of the executive’s target bonus would be earned if Finisar reached this threshold amount. The amount of the bonus would increase for pre-bonus operating income above the threshold amount by one percent of the executive’s target bonus for each $1 million by which pre-bonus non-GAAP operating income for fiscal 2015 exceeded the threshold target amount (up to a maximum of 200% of the executive’s target bonus). Our actual pre-bonus non-GAAP operating income during fiscal 2015 was $116.1 million. Accordingly, no bonus was payable for fiscal 2015 under the financial performance component.

In June 2015, the Compensation Committee also considered whether to award any bonuses under the management by objectives component. Based on the Company’s overall financial performance for fiscal 2015, as well as the performance of the Company’s stock price during the fiscal year, the Compensation Committee determined that, consistent with our pay-for-performance philosophy, no bonuses would be awarded under the management by objectives component.

Equity-based Incentives

Longer term incentives are provided through equity-based awards granted under Finisar’s 2005 Stock Incentive Plan, which reward executives and other employees through the growth in value of our stock. To date, these awards have been in the form of stock options and RSUs, the ultimate value of which is determined by the long-term performance of our stock. The Compensation Committee believes that employee equity ownership provides an important incentive for employees to build stockholder value and provides each executive officer with a significant incentive to manage Finisar from the perspective of an owner with an equity stake in the company. The Compensation Committee further believes that in the current market environment, RSUs best balance competing compensation and retention objectives while providing strong alignment between executive and stockholder interests. Consequently, over the last several years, including awards made in fiscal 2015, the Compensation Committee has determined that executive equity awards would be comprised solely of RSUs.

All stock option awards to our employees, including executive officers, are granted with an exercise price equal to the closing market price on the date of grant, and will provide value to the executive officers only if the price of our common stock increases over the exercise price. Options and RSUs also generally have multi-year vesting schedules to provide an additional retention incentive for our executives and other employees. We have established a policy whereby stock options, RSUs and other equity awards to our employees, including executive officers, are generally granted by the Compensation Committee at regular quarterly meetings with an effective date that is the later of the third trading day following the public announcement of Finisar’s financial results for the preceding quarter or the date of the meeting at which the grant is approved.

The grant of equity-based awards is generally considered by the Compensation Committee on an annual basis in the early part of each fiscal year, at the same time as other components of executive compensation are reviewed and annual equity-based awards are granted to our non-officer employees. The size of the equity-based awards granted to our executive officers are set by the Compensation Committee at levels that are intended to create a meaningful opportunity for stock ownership based upon the factors noted above under “Compensation-Setting Process.” The Compensation Committee also takes into account the number of unvested options and RSUs held by the executive officer in order to maintain an appropriate level of retention value for that individual.

In connection with its review of executive officer compensation in June 2014, the Compensation Committee awarded annual grants of RSUs to each of our executive officers. The RSUs vest in annual installments over a four-year period, subject to the officer’s continued service. In granting the awards, the Compensation Committee believed that the Company’s executive compensation program should be more directly linked with the executives’ performance. The Compensation Committee reviewed the performance of the Company and the individual named executive officers during fiscal 2014 in connection with determining bonuses to be awarded under the fiscal 2014 bonus plan and noted that the Company’s performance had been strong in fiscal 2014, including record levels of revenue and profits generated during the fiscal year and total stockholder return for the fiscal year that outperformed the NASDAQ generally and the NYSE Arca Networking Index for that year. The Compensation Committee also determined that the Company had achieved important strategic objectives during fiscal 2014 in terms of increasing our market share position and expanding our product offerings in both the datacom and telecommunications markets. Based on its review of fiscal 2014 performance, the Compensation Committee determined that the value of the equity awards granted to the named executive officers for fiscal 2015 would be increased over their fiscal 2014 levels. In addition, the Compensation Committee determined to award grants to Messrs. Rawls, Young and Swanson at a higher percentage increase relative to their fiscal 2014 grant levels based on the Compensation Committee’s assessment of their performance and their continued importance to us.

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Accordingly, the Compensation Committee approved the specified dollar value for the grant to each executive reflected in the table below, which was then converted into a number of RSUs based on the closing price of our common stock on the effective date of grant. The dollar value of the award for each of the named executive officers for fiscal 2015 and the corresponding number of shares of our common stock underlying each award were as follows:

Name	Dollar Value	RSU Shares
Jerry S. Rawls	3,120,000	159,347
Eitan Gertel	2,400,000	122,575
Joseph A. Young	1,500,000	76,609
John Clark	750,000	38,305
Todd Swanson	1,500,000	76,609
Kurt Adzema	750,000	38,305

Other Benefits and Perquisites

Our named executive officers and other executives are generally eligible to receive the same health and welfare benefits offered to all employees in the geographic area in which they are based. They are also eligible to participate in our defined contribution 401(k) plan on the same basis as our other employees. We currently provide no material perquisites to our named executive officers or other executive officers. During fiscal 2015, personal benefits accounted for less than 2% of the total compensation of our Chairman, our Chief Executive Officer and our other named executive officers.

Executive Retention and Severance Plan

Our executive officers and certain other key executives designated by the Compensation Committee are eligible to participate in the Finisar Executive Retention and Severance Plan. The Compensation Committee has determined to provide change in control arrangements in order to mitigate some of the risk that exists for executives working in an environment where there is a meaningful possibility that Finisar could be acquired or the subject of another transaction that would result in a change in its control. Finisar’s change in control and severance arrangements are intended to attract and retain qualified executives who may have attractive alternatives absent these arrangements. The change in control arrangements are also intended to mitigate potential disincentives to the consideration and execution of an acquisition or similar transaction, particularly where the services of these executive officers may not be required by the acquirer. We believe that providing such severance protections is consistent with competitive practices generally.

Participants in this plan who are executive officers are entitled to receive cash severance payments equal to two years base salary and health and medical benefits for two years in the event of a qualifying termination in connection with a change in control of Finisar. A qualifying termination is defined as an involuntary termination by Finisar other than for cause or a voluntary termination by the officer for good reason, in either case upon or within 18 months following a change in control of Finisar. In addition, upon a participant’s qualifying termination in connection with the change in control, vesting of the participant’s equity awards will be accelerated in full. Upon any other termination of employment, participants are generally entitled only to accrued salary and any other vested benefits through the date of termination. Participants are not entitled to any tax gross-up or other reimbursement under the plan for any parachute payment excise taxes that may be imposed on their benefits.

Eitan Gertel, our Chief Executive Officer, who was a former officer of Optium, is a party to an employment agreement that he entered into with Optium in 2006 and that was assumed by Finisar in connection with the Optium merger in 2008. See “Potential Payments Upon Termination or Change of Control” below. Benefits payable to Mr. Gertel under the Executive Retention and Severance Plan will be reduced by the amount of comparable benefits to which he is entitled under his employment agreement.

Subsequent Compensation Actions

On June 16, 2015, the Compensation Committee adopted an executive officer bonus plan for fiscal 2016. Under the plan, the target bonuses for our Chairman and our Chief Executive Officer are 110% of each executive’s annual base salary, and the target bonus for each of the other named executive officers is 70% of such executive’s annual base salary. Similar to the executive bonus plan for fiscal 2015 described above, the amount, if any, of an executive officer’s annual bonus under the plan will be based in part on the Company’s achievement of non-GAAP operating income targets and a management by objectives component determined by the Compensation Committee. For the fiscal 2016 plan, the Compensation Committee is establishing in consultation with management specific operational objectives to be used to determine the executives’ bonuses under the management by objectives component. The Compensation Committee believes that formalizing the process of establishing performance objectives for this component will help bring added clarity to the program and strengthen the links between the Company’s performance and the compensation of our executives. The maximum total bonus payable to each officer under the financial performance and management by objectives components of the fiscal 2016 plan is 200% of the officer’s target bonus.

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Tax Considerations

The Compensation Committee considers the impact of Section 162(m) of the Internal Revenue Code in determining our executive compensation program. This section limits the deductibility of compensation paid to certain of our named executive officers to $1 million annually. Compensation that qualifies as “performance-based compensation” under Section 162(m) is exempt from the limitation on deductibility under current federal tax law. The Compensation Committee reserves the right to provide for compensation to executive officers that may not be fully deductible, and in any case, there can be no assurance that that any compensation intended to qualify for deductibility under Section 162(m) awarded or paid by the Company will be fully deductible.

Other Compensation-Related Policies

We have several policies in effect which apply to shares of our common stock held by our directors and executive officers, including shares issued to them pursuant to equity-based awards.

Stock Ownership Guidelines

Our board of directors believes that directors should be stockholders in order to better align their interests with the long-term interests of the Company’s stockholders. In June 2012, the Board adopted a policy under which each non-employee director is required to attain ownership of not less than 10,000 shares of the Company’s common stock by the later of three years from the adoption of the policy or three years from his or her first election as a director and to retain such minimum stock ownership so long as he or she continues to serve as a director. On June 13, 2013, the Board revised the policy to make it applicable to all directors (including our Chairman and Chief Executive Officer). Directors are required to refrain from selling shares (other than for the purpose of paying federal or state income taxes related to the acquisition of such shares) until such minimum stock ownership is attained.

Anti-Hedging and Anti-Pledging Policies

•	Our insider trading policy prohibits our directors, executive officers and other employees from, among other things:
•	engaging in short sales of our stock;
•	engaging in transactions in derivative securities involving our stock;
•	hedging their ownership position in our stock; and
•	holding our stock in a margin account or pledging our stock as collateral for a loan, except with the prior approval of our Compliance Officer (or, in the case of an executive officer, the prior approval of the Nominating and Governance Committee).

Report of the Compensation Committee

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that Finisar specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement.

COMPENSATION COMMITTEE

Michael C. Child (Chair)
Thomas E. Pardun
Robert N. Stephens

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Summary Compensation Information

The following table presents certain summary information concerning compensation paid or accrued by us for services rendered in all capacities by (i) our Chairman of the Board, our Chief Executive Officer, and our Chief Financial Officer and (ii) our three other most highly compensated executive officers (determined as of May 3, 2015) (collectively, the “named executive officers”):

Summary Compensation Table for Fiscal 2015

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Non-Equity Incentive Plan Compensation(2)	Stock Awards(3)	Option Awards	All Other Compensation(4)	Total
Jerry S. Rawls	2015	$585,192	$—	$—	$3,120,014	$—	$8,181	$3,713,387
Chairman of the Board	2014	540,192	40,000	505,000	1,929,600	—	7,838	3,022,631
	2013	506,154	206,806	1,194	1,544,400	—	7,623	2,266,177

Eitan Gertel	2015	585,192	—	—	2,400,019	—	8,181	2,993,392
Chief Executive Officer	2014	540,192	—	505,000	1,929,600	—	7,838	2,982,631
	2013	506,154	206,806	1,194	1,544,400	—	7,623	2,266,177

Joseph A. Young	2015	412,342	—	—	1,500,004	—	7,905	1,920,251
Executive Vice President,	2014	401,232	17,915	224,185	571,371	—	7,763	1,222,466
Global Operations	2013	383,810	93,470	540	457,310	—	7,588	942,718

John Clark	2015	385,258	—	—	750,012	—	7,917	1,143,187
Executive Vice President,	2014	374,867	16,739	209,461	571,371	—	7,777	1,180,215
Technology and Global Research and Development	2013	358,529	87,314	504	457,310	—	7,598	911,255

Todd Swanson	2015	390,577	—	—	1,500,004	—	8,163	1,898,745
Executive Vice President,	2014	360,038	16,206	202,794	571,371	—	7,940	1,158,349
Sales and Marketing	2013	325,908	80,941	467	457,310	—	7,677	872,303

Kurt Adzema	2015	379,088	—	—	750,012	—	8,171	1,137,271
Executive Vice President,	2014	348,308	15,673	196,127	571,371	—	7,925	1,139,403
Finance and Chief Financial Officer	2013	315,723	78,411	453	457,310	—	7,672	859,569

___________

(1)	Represents amounts paid pursuant to the management by objectives component of the executive annual bonus plan for the applicable fiscal year.
(2)	Represents amounts paid pursuant to the financial performance component of the executive annual bonus plan for the applicable fiscal year.
(3)	Includes the value of RSU awards granted during the applicable fiscal year. The value of these awards has been determined based on the grant date fair value of the award computed in accordance with FASB ASC Topic 718 “Compensation—Stock Compensation.”
(4)	For fiscal 2015, includes the matching contribution that we made to each executive’s account under Finisar’s 401(k) plan.
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Grants of Plan-Based Awards

Grants of Plan-Based Awards in or for Fiscal 2015

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Threshold	Target	Maximum
Jerry S. Rawls	—	—	$660,000	$1,320,000	—	—	—	—
	6/17/2014	—	—	—	159,347	—	—	$3,120,014

Eitan Gertel	—	—	660,000	1,320,000	—	—	—	—
	6/17/2014	—	—	—	122,575	—	—	2,400,019

Joseph A. Young	—	—	290,920	581,840	—	—	—	—
	6/17/2014	—	—	—	76,609	—	—	1,500,004

John Clark	—	—	271,810	543,620	—	—	—	—
	6/17/2014	—	—	—	38,305	—	—	750,012

Todd Swanson	—	—	280,000	560,000	—	—	—	—
	6/17/2014	—	—	—	76,609	—	—	1,500,004

Kurt Adzema	—	—	272,090	544,180	—	—	—	—
	6/17/2014	—	—	—	38,305	—	—	750,012

___________

(1)	Represents the dollar value of the applicable range (threshold, target and maximum amounts) of potential cash bonuses payable to each named executive officer for fiscal 2015 under the executive officer bonus plan for fiscal 2015. Additional information regarding the fiscal 2015 bonuses is set forth above under “Compensation Discussion and Analysis.” The actual bonus amount paid to each executive officer for fiscal 2015 is set forth in the Summary Compensation Table under the headings “Bonus” and “Non-Equity Incentive Plan Compensation.”

Description of Plan-Based Awards

The terms of the “Non-Equity Incentive Plan” awards reflected in the Grants of Plan-Based Awards table are described in the “Compensation Discussion and Analysis” above.

Each of the equity-based awards granted during fiscal 2015 and reported in the Grants of Plan-Based Awards table was granted under, and is subject to, the terms of the 2005 Plan. The 2005 Plan is administered by the Compensation Committee. The Compensation Committee has authority to make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a named executive officer upon his or her death or, in certain cases, to family members for tax or estate planning purposes.

Under the terms of the 2005 Plan, a change in control of the Company does not automatically trigger vesting of the awards then outstanding under the plan. If there is a change in control, each participant’s outstanding awards granted under the plan will generally be assumed by the successor company, unless the Compensation Committee provides that the award will not be assumed and will become fully vested and, in the case of options, exercisable. Any options that become vested in connection with a change in control will generally terminate to the extent they are not exercised prior to the change in control. Awards granted under the 2005 Plan will also generally accelerate if the participant’s employment is involuntarily terminated (including a resignation for good reason) within 12 months following a change in control in which such participant’s awards are assumed or otherwise continued in effect.

The awards reported in the “All Other Stock Awards” column of the table above represent awards of restricted stock units. Each restricted stock unit represents a contractual right to receive one share of our common stock upon vesting. The awards of restricted stock units granted to our named executive officers during fiscal 2015 are subject to a four-year vesting schedule, with 25% of the award vesting on each of the first four anniversaries of the grant date, subject to the named executive officer’s continued employment with us through the vesting date. The named executive officer does not have the right to vote or dispose of the restricted stock units or any dividend rights with respect to the restricted stock units.

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Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for each of our named executive officers as of the end of our fiscal year on May 3, 2015. Market value for RSUs is determined by multiplying the number of shares by the closing price of Finisar common stock on the NASDAQ Global Select Market on the last trading day of the fiscal year ($20.94 on May 1, 2015).

Outstanding Equity Awards at Fiscal Year-End 2015

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable		Exercise Price per Share	Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested*
Jerry S. Rawls	49,999	—		37.04	6/6/2016
	50,000	—		21.68	9/7/2017
	159,108	—		3.36	12/12/2018
	76,250	—		8.29	12/8/2019
						30,000	(2)	$628,200
						60,000	(3)	1,256,400
						90,000	(4)	1,884,600
						159,347	(5)	3,336,726

Eitan Gertel	90,431	—	(1)	$6.88	2/13/2016
	32,614	—	(1)	7.36	3/13/2016
	88,841	—	(1)	26.64	2/28/2017
	111,374	—		3.36	12/12/2018
	44,576	—		8.29	12/8/2019
						30,000	(2)	$628,200
						60,000	(3)	1,256,400
						90,000	(4)	1,884,600
						122,575	(5)	2,566,721

Joseph A. Young	25,000	—		37.04	6/6/2016
	678	—		25.68	3/8/2017
	25,000	—		21.68	9/7/2017
	67,392	—		3.36	12/12/2018
	23,431	—		8.29	12/8/2019
						10,718	(2)	$224,435
						17,766	(3)	372,020
						26,649	(4)	558,030
						76,609	(5)	1,604,192

John Clark						9,166	(2)	$191,936
						17,766	(3)	372,020
						26,649	(4)	558,030
						38,305	(5)	802,107

Todd Swanson	6,249	—		$14.08	11/23/2015
	3,750	—		24.80	9/8/2016
	679	—		25.68	3/8/2017
	2,999	—		21.68	9/7/2017
	750	—		14.88	12/10/2017
	900	—		10.08	9/11/2018
	56,052	—		8.29	12/8/2019
						9,664	(2)	$202,364
						17,766	(3)	372,020
						26,649	(4)	558,030
						76,609	(5)	1,604,192

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Exercise Price per Share	Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested*
Kurt Adzema	9,374	—	24.80	9/8/2016
	678	—	25.68	3/8/2017
	12,500	—	21.68	9/7/2017
	4	—	8.29	12/8/2019
					8,000	(2)	$167,520
					17,766	(3)	372,020
					26,649	(4)	558,030
					38,305	(5)	802,107

___________

*	The dollar amounts shown in this column are determined by multiplying the applicable number of shares or units by $20.94, the closing price of Finisar common stock on May 1, 2015 (the last trading day of fiscal 2015).
(1)	The option was granted by Optium and was assumed by Finisar upon the closing of the Optium merger in August 2008.
(2)	The RSU was granted on June 20, 2011. The RSU vested as to 25% of the shares on June 20, 2012 and vests with respect to an additional 25% of the shares on each of the next three yearly anniversaries thereafter, to be fully vested on June 20, 2015, assuming continued employment with Finisar.
(3)	The RSU was granted on June 14, 2012. The RSU vested as to 25% of the shares on June 14, 2013 and vests with respect to an additional 25% of the shares on each of the next three yearly anniversaries thereafter, to be fully vested on June 14, 2016, assuming continued employment with Finisar.
(4)	The RSU was granted on June 24, 2013. The RSU vested as to 25% of the shares on June 24, 2014 and vests with respect to an additional 25% of the shares on each of the next three yearly anniversaries thereafter, to be fully vested on June 24, 2017, assuming continued employment with Finisar.
(5)	The RSU was granted on June 17, 2014. The RSU vested as to 25% of the shares on June 23, 2015 and vests with respect to an additional 25% of the shares on each of the next three yearly anniversaries thereafter, to be fully vested on June 23, 2018, assuming continued employment with Finisar.

Option Exercises and Stock Vested

The following table provides information on stock option exercises by our named executive officers and vesting of RSUs held by them during the fiscal year ended May 3, 2015.

Option Exercises and Stock Vested in Fiscal 2015

	Option Awards		Restricted Stock Unit Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)
Jerry S. Rawls	112,499	$1,148,969	118,535	$2,340,225
Eitan Gertel	—	—	118,535	2,340,225
Joseph A. Young	15,524	289,181	39,203	774,213
John Clark	—	—	31,934	642,281
Todd Swanson	13,260	176,401	35,431	699,656
Kurt Adzema	—	—	33,767	666,526

___________

(1)	Based on the difference between the closing sale price of Finisar’s common stock on the date of exercise and the exercise price.
(2)	Based on the closing sale price of Finisar’s common stock on the vesting date.
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Potential Payments Upon Termination or Change in Control

Cash Payments and/or Acceleration of Vesting Following Certain Termination Events

We have an employment agreement with Eitan Gertel, our Chief Executive Officer, that provides for cash payments following certain termination events. Except as described below and in “—Executive Retention and Severance Plan,” no named executive officer is entitled to any cash payments and/or acceleration of vesting following a change in control of Finisar unless a termination event also occurs.

Mr. Gertel executed an employment agreement with Optium Corporation on April 14, 2006, which was assumed by us at the time of the Optium merger and was amended and restated effective December 31, 2008. The initial term of the agreement was three years, provided that the term of the agreement automatically extended for an additional term of one year on the third anniversary and is extended for an additional year on each subsequent anniversary of the commencement date unless either party gives not less than 90 days’ notice prior to the expiration of the term that it does not wish to extend the agreement. The agreement provided an initial annual base salary for Mr. Gertel of $444,000, subject to annual review, and other incentive compensation as determined by the board of directors. Mr. Gertel’s base salary for fiscal 2015 was $600,000 per year. In the event that Mr. Gertel is terminated without cause (including our providing notice that we do not intend to extend the employment agreement), or if Mr. Gertel resigns for good reason (as described below), we will be obligated to pay him severance of one year of his base salary, plus an amount equal to his average annual bonus for the three immediately preceding fiscal years. We would also be required to reimburse the cost of his health premiums for one year. If such a termination without cause or for good reason occurs within 12 months after a change in control, we will be obligated to pay Mr. Gertel two times the sum of his base salary and most recent annual bonus and reimburse the cost of his health premiums for one year. The employment agreement also provides that if any benefits payable to Mr. Gertel in connection with a change in control would be subject to the excise tax imposed under Sections 280G and 4999 of the U.S. Internal Revenue Code, the Company will make a gross-up payment to Mr. Gertel so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due. In each case, the severance benefits described above are contingent on Mr. Gertel’s providing a release of claims in favor of the Company.

The table below sets forth the cash payments that Mr. Gertel would have been entitled to receive in the event that he (i) had been terminated by us without cause on May 3, 2015, (ii) had resigned following a demotion, reduction in base salary or involuntary relocation, referred to as a resignation for good reason, on May 3, 2015 or (iii) had been terminated on May 3, 2015 as the result of death or disability. In each case, the amounts set forth in the table below are subject to any deferrals required under Section 409A of the Internal Revenue Code, as amended, and do not include any life insurance proceeds in the event of death or disability benefits in the event of disability.

Payments and Benefits	Involuntary termination without cause	Voluntary termination for good reason	Termination upon death	Termination upon disability
Cash severance(1)	$924,205	$924,205	—	—
Health care benefits	23,903	23,903	$23,903	$23,903
Total	$948,108	$948,108	$23,903	$23,903

___________

(1)	In the case of such a termination within 12 months after a change in control, this amount would have been $1,224,000.

Executive Retention and Severance Plan

Our executive officers, including our named executive officers, are eligible to participate in the Finisar Executive Retention and Severance Plan. This plan provides that in the event of a qualifying termination each of the participating executives will be entitled to receive (i) a lump sum payment equal to two years’ base salary (excluding bonus) and (ii) medical, dental and insurance coverage for two years, or reimbursement of premiums for COBRA continuation coverage during such period. A qualifying termination is defined as an involuntary termination other than for cause or a voluntary termination for good reason upon or within 18 months following a change in control, as such terms are defined in the plan. In addition, the plan provides that the vesting of stock options held by eligible officers will be accelerated as follows: (i) one year of accelerated vesting upon a change in control, if the options are assumed by a successor corporation, (ii) 100% accelerated vesting upon a change in control if the options are not assumed by a successor corporation (which is consistent with the 2005 Plan change in control provision described above), and (iii) 100% accelerated vesting upon a qualifying termination. The plan also provides that the vesting of RSUs held by eligible officers will be accelerated in full upon a qualifying termination. If a participant’s benefits under the plan would trigger parachute payment excise taxes, the benefits will either be paid in full and subject to such taxes or reduced to the extent necessary to avoid triggering such taxes, whichever results in a greater after-tax benefits to the participant. Participants are not entitled to any gross-up payment under the plan for such excise taxes. In each case, the benefits provided under the plan described above are contingent on the executive’s providing a release of claims in favor of the Company.

28

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive other than for good reason. No severance or benefits are provided for any of the executive officers in the event of death or disability.

In the event the employment of any of our named executive officers had been terminated without cause or for good reason, within 18 months following a change in control of Finisar, each as of May 3, 2015, the named executive officers would have been entitled to payments and benefits in the amounts set forth opposite their name in the following table:

Name	Cash Severance	Continuation of Health Benefits	Equity Acceleration(1)	280G Tax Gross-Up	Total
Jerry S. Rawls	$1,200,000	$30,845	$7,105,926	N/A	$8,336,771
Eitan Gertel(2)	1,200,000	47,805	6,335,921	—	7,583,726
Joseph A. Young	831,200	42,295	2,758,677	N/A	3,632,172
John Clark	776,600	42,532	1,924,093	N/A	2,743,225
Todd Swanson	800,000	47,796	2,736,607	N/A	3,584,103
Kurt Adzema	777,400	44,955	1,899,677	N/A	2,722,032

___________

(1)	These amounts represent the value of the executive’s then-outstanding and unvested RSUs multiplied by the closing sale price of Finisar common stock on May 1, 2015. The named executive officers did not hold any outstanding and unvested options as of May 3, 2015.
(2)	Benefits payable to Mr. Gertel under the Executive Retention and Severance Plan will be reduced by the amount of comparable benefits to which he is entitled under the employment agreement described above. The Company estimates that the benefit that would have been provided to Mr. Gertel would not have triggered excise taxes under Section 280G of the Internal Revenue Code and, accordingly, no gross-up payment would have been made under his employment agreement.
29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Code of Ethics, our executive officers, directors and employees are to avoid conflicts of interest, except with the approval of the board of directors. A related party transaction would be a conflict of interest. The board has delegated to the Audit Committee the authority to review and approve related party transactions. In approving or rejecting a proposed transaction, the Audit Committee will consider the relevant facts and circumstances and, if applicable, the impact of the proposed transaction on the director’s independence. The Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Audit Committee determines in the good faith exercise of its discretion.

Guy Gertel, the brother of Eitan Gertel, our Chief Executive Officer, provided sales and marketing services to Optium through GHG Technologies, a company he owns. Subsequent to the Optium merger in August 2008, GHG Technologies has continued to provide such services to Finisar. For services rendered during fiscal 2015, we paid GHG Technologies $140,696 in cash compensation. In addition, during fiscal 2014, we granted to Guy Gertel, for no additional consideration, 2,305 restricted stock units with a fair market value of $45,132, which vest as follows: 25% on June 23, 2015 and an additional 25% on each of the next three anniversaries thereafter, to be fully vested on June 23, 2018, subject to Mr. Gertel’s continuing to provide services to Finisar. We believe that the cash payments to GHG Technologies were fair and reasonable and were comparable to amounts that would have been paid to an unaffiliated party in an arms’ length transaction. The restricted stock unit awards to Mr. Gertel were consistent with the type and size of grants made to our other sales professionals.

We have entered into indemnification agreements with our officers and directors containing provisions that require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Except as described in the previous paragraphs and except for the compensation arrangements and other arrangements described in “Director Compensation” and “Executive Compensation and Related Matters” elsewhere in this proxy statement, there were no transactions during our fiscal year ended May 3, 2015, and there is not currently proposed any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 in which any director, any executive officer, any holder of 5% or more of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

30

PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of July 17, 2015 by:

•	each stockholder who is known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our executive officers named in the Summary Compensation Table for fiscal 2015 in “Executive Compensation and Related Matters” above; and
•	all of our executive officers and directors as a group.
	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner(1)	Number	Percentage
5% Stockholders
Capital Research Global Investors(2) 333 South Hope Street Los Angeles, CA 90071	12,464,258	11.70%

Capital World Advisors(3) 333 South Hope Street Los Angeles, CA 90071	12,194,000	11.45%

The Growth Fund of America(4) 333 South Hope Street Los Angeles, CA 90071	8,273,000	7.77%

Fairpointe Capital LLC(5) One N Franklin, Suite 3300 Chicago, IL 60606	6,398,012	6.01%

The Vanguard Group(6) 100 Vanguard Blvd. Malvern, PA 19355	6,126,278	5.75%

BlackRock, Inc.(7) 55 East 52nd Street New York, NY 10022	5,975,290	5.61%

SMALLCAP World Fund, Inc.(8) 333 South Hope Street Los Angeles, CA 90071	5,318,000	4.99%

Citadel GP LLC(9) 131 S. Dearborn Street, 32nd Floor Chicago, IL 60603	1,652,227	1.55%

Kenneth Griffin(9) 131 S. Dearborn Street, 32nd Floor Chicago, IL 60603	1,652,227	1.55%

Citadel Advisors LLC(9) 131 S. Dearborn Street, 32nd Floor Chicago, IL 60603	1,497,036	1.41%

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	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner(1)	Number	Percentage
Citadel Advisors Holdings II LP(9) 131 S. Dearborn Street, 32nd Floor Chicago, IL 60603	1,497,036	1.41%

Directors
Eitan Gertel(10)	763,641	*
Jerry S. Rawls(11)	650,662	*
Michael C. Child(12)	41,152	*
Roger C. Ferguson(13)	43,038	*
Thomas E. Pardun(14)	41,996	*
Robert N. Stephens(15)	40,632	*

Named Executive Officers
Joseph A. Young(16)	231,559	*
Todd Swanson(17)	140,992	*
John Clark	75,630	*
Kurt Adzema(18)	71,919	*
All executive officers and directors as a group (12 persons)(19)	2,352,044	2.18%

___________

*	Less than 1%.
(1)	The address of each of the named individuals is: c/o Finisar Corporation, 1389 Moffett Park Drive, Sunnyvale, CA 94089. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All shares of common stock subject to options exercisable within 60 days following July 17, 2015 and restricted stock units (“RSUs”) that vest within that period are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Accordingly, percent ownership is based on 106,541,339 shares of common stock outstanding as of July 17, 2015 plus any shares issuable pursuant to options held by the person or group in question which may be exercised within 60 days following July 17, 2015 and RSUs that vest within that period. Except as indicated in the other footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, these persons have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them.
(2)	As reported on a Schedule 13G/A filed on February 13, 2015, as of December 31, 2014 Capital Research Global Investors has sole dispositive power with respect to 12,464,258 shares.
(3)	As reported on a Schedule 13G/A filed on February 13, 2015, as of December 31, 2014 Capital World Investors has sole dispositive power with respect to 12,194,000 shares.
(4)	As reported on a Schedule 13G filed on February 13, 2015, as of December 31, 2014 The Growth Fund of America has sole voting power with respect to 8,273,000 shares.
(5)	As reported on a Schedule 13G filed on February 6, 2015, as of December 31, 2014 Fairpointe Capital LLC has sole voting power with respect to 6,232,072 shares, sole dispositive power with respect to 6,311,712 shares and shared dispositive power with respect to 86,300 shares.
(6)	As reported on a Schedule 13G/A filed on February 10, 2015, as of December 31, 2014 The Vanguard Group has sole voting power with respect to 136,523 shares, sole dispositive power with respect to 5,997,442 shares and shared dispositive power with respect to 128,836 shares.
(7)	As reported on a Schedule 13G/A filed on February 2, 2015, as of December 31, 2014 BlackRock, Inc. has sole voting power with respect to 5,750,330 shares and sole dispositive power with respect to 5,975,290 shares.
(8)	As reported on a Schedule 13G filed on February 13, 2015, as of December 31, 2014 SMALLCAP World Fund, Inc. has sole voting power with respect to 5,318,000 shares.
(9)	As reported on a Schedule 13G/A filed on February 17, 2015, jointly filed by Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings II LP (“CAH2”), Citadel GP LLC (“CGP”) and Mr. Kenneth Griffin with respect to shares of common stock (and options to purchase common stock) of the Company owned by Citadel Global Equities Master Fund Ltd., a Cayman Islands limited company (“CG”), Surveyor Capital Ltd., a Cayman Islands limited company (“SC”), Citadel Quantitative Strategies Master Fund Ltd., a Cayman Islands limited company (“CQ”), and Citadel Securities LLC, a Delaware limited liability company (“Citadel Securities”), as of December 31, 2014, Citadel Advisors has shared voting power with respect to 1,497,036 shares and shared dispositive power with respect to 1,497,036 shares, CAH2 has shared voting power with respect to 1,497,036 shares and shared dispositive power with respect to 1,497,036 shares, each of CGP and Kenneth Griffin has shared voting power with respect to 1,652,227 shares and shared dispositive power with respect to 1,652,227 shares. Citadel Advisors is the portfolio manager for CG and SC. Citadel Advisors II LLC, a Delaware limited liability company (“CA2”), is the portfolio manager of CQ. CAH2 is the managing member of Citadel Advisors and CA2. CALC III LP, a Delaware limited partnership (“CALC3”), is the non-member manager of Citadel Securities. CGP is the general partner of CALC3 and CAH2. Mr. Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CGP.
(10)	Includes 367,836 shares issuable upon exercise of options exercisable within 60 days following July 17, 2015.
32

(11)	Includes 335,357 shares issuable upon exercise of options exercisable within 60 days following July 17, 2015.
(12)	Includes (a) 5,061 shares held by the Child Family Trust and (b) 8,726 RSUS that vest within 60 days following July 17, 2015.
(13)	Includes (a) 16,459 shares issuable upon exercise of options exercisable within 60 days following July 17, 2015 and (b) 8,726 RSUS that vest within 60 days following July 17, 2015.
(14)	Includes (a) 8,750 shares issuable upon exercise of options exercisable within 60 days following July 17, 2015 and (b) 8,726 RSUS that vest within 60 days following July 17, 2015.
(15)	Includes (a) 7,469 shares issuable upon exercise of options exercisable within 60 days following July 17, 2015 and (b) 8,726 RSUS that vest within 60 days following July 17, 2015.
(16)	Includes 141,501 shares issuable upon exercise of options exercisable within 60 days following July 17, 2015.
(17)	Includes 59,876 shares issuable upon exercise of options exercisable within 60 days following July 17, 2015.
(18)	Includes 22,556 shares issuable upon exercise of options exercisable within 60 days following July 17, 2015.
(19)	Includes (a) 1,075,414 shares issuable upon exercise of options exercisable within 60 days following July 17, 2015 and (b) 34,904 RSUs that vest within 60 days following July 17, 2015.
33

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders during the fiscal year ended May 3, 2015 were satisfied.

34

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two compensation plans that provide for the issuance of our common stock to officers, directors, other employees or consultants. These consist of the 2005 Stock Incentive Plan and the 2009 Employee Stock Purchase Plan, each of which has been approved by our stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of May 3, 2015:

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)(1)
Equity compensation plans approved by stockholders	8,505,118	(1)	$14.11	(2)	17,273,778	(3)
Equity compensation plan not approved by stockholders(4)	—		$—		—

___________

(1)	Of these shares, 1,893,504 were subject to options then outstanding under the 2005 Stock Incentive Plan, and 6,611,614 were subject to stock unit awards then outstanding under the 2005 Stock Incentive Plan.
(2)	This weighted-average exercise price does not reflect the 6,611,614 shares that will be issued upon the settlement of outstanding restricted stock units.
(3)	Of the aggregate number of shares that remained available for future issuance, 13,023,873 were available under the 2005 Stock Incentive Plan and 4,249,965 were available under the 2009 Employee Stock Purchase Plan. The 2009 International Employee Stock Purchase Plan terminated in September 2014. Subject to certain express limits of the 2005 Stock Incentive Plan, shares available under that plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, stock, restricted stock, restricted stock units and other stock based awards.
(4)	Excludes options assumed by us in connection with acquisitions of other companies. As of May 3, 2015, 389,658 shares of our common stock were issuable upon exercise of these assumed options, at a weighted average exercise price of $17.20 per share. No additional awards may be granted under the plans pursuant to which these assumed options were granted.
35

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2016 annual meeting, the proposal (in addition to compliance with applicable SEC rules) must be received at our principal executive offices, addressed to the Corporate Secretary, not later than May 11, 2016. Submitting a stockholder proposal does not guarantee that we will include it on our proxy statement. Our Nominating and Governance Committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our Nominating and Governance Committee, see the “Corporate Governance” section of this proxy statement.

In addition, our bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that in order for business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to our Corporate Secretary and provided certain information specified in our bylaws. To be timely, a stockholder proposal must be received at our principal executive offices not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; except that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Finisar. We will not entertain any proposals at the meeting that do not meet the requirements set forth in our bylaws. Our bylaws are posted on our website at http://investor.finisar.com/governance.cfm .. To request a copy of our bylaws, stockholders should contact our Corporate Secretary. All stockholder proposals should be submitted to the Corporate Secretary of Finisar Corporation at 1389 Moffett Park Drive, Sunnyvale, California 94089.

36

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the board of directors knows of no other business that will be conducted at the annual meeting of stockholders of Finisar other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

CHRISTOPHER E. BROWN
Secretary

July 30, 2015

37

Directions to the 2015 Annual Meeting of Stockholders

Sharon Park Dr
Sharon Park Dr
Sharon Park Dr
Sharon Park Dr
Lassen Dr
Klamath Dr
Sharon Park
Sunset Ln
Sunset Ct
Monte Rosa Dr
Sand Hill Cr
Sand Hill Cr
Sand Hill Cr
Harvard Business School
Siskiyou Dr
Siskiyou Dr
Shasta Ln
Sand Hill Rd
Sand Hill Rd
Trinity School
Fitness Power-Ken Preminger's
Sand Hill Rd
Sand Hill Rd
Sand Hill Rd
Sand Hill Rd
Madera
Junipero Serra Fwy
Junipero Serra Fwy
Junipero Serra Fwy
280
280
280
280
24
A
Loop Rd
P
A
B
C
Environmental Safety and Health (ES&H)
Light Fabrication Bldg
Controls Bldg
Auxiliary Control Bldg
Hazardous Waste Storage Area
Power Conversion
Stanford Linear Accelerator

FROM SAN JOSE:	FROM SAN FRANCISCO:
Take Interstate 280 Northbound.	Take Interstate 280 Southbound.
Exit at Sand Hill Road and take the East ramp toward Menlo Park/Atherton.	Merge onto Interstate 280 South towards Menlo Park.
At the signal, turn right onto Sand Hill Road.	Exit at Sand Hill Road and take the East ramp (back over the freeway).
At the first light, turn right into the complex labeled “2725-2775.”	At the second light, turn right into the complex labeled “2725-2775.”

FINISAR CORPORATION 1389 MOFFETT PARK DRIVE SUNNYVALE, CA 94089-1133

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1.	Election of Directors Nominees

01	Michael C. Child	02	Roger C. Ferguson

The Board of Directors recommends you vote FOR proposals 2 and 3:						For	Against	Abstain

2.	To ratify the appointment of BDO USA, LLP as Finisar’s independent registered public accounting firm for the fiscal year ending May 1, 2016.					☐	☐	☐

3.	To vote on a non-binding advisory resolution to approve the compensation of Finisar’s named executive officers.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report is/are available at www.proxyvote.com.

FINISAR CORPORATION
Annual Meeting of Stockholders
September 8, 2015 9:00 AM Local Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jerry S. Rawls and Kurt Adzema, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Finisar Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on September 8, 2015, at the offices of O'Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, CA 94025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. IF NO such DIRECTION IS made, THIS PROXY WILL BE VOTED FOR the nominees listed in proposal 1., FOR proposals 2. and 3., and at the discretion of the proxies with regard to any other matter that may properly come before the meeting or any continuation, adjournment or postponement thereof.

Continued and to be signed on reverse side